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Exhibit 5.1

Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110
tel: 617-951-8000
fax: 617-951-8736

December 12, 2003

iBasis, Inc.
20 Second Avenue
Burlington, MA 01803

  Re:
  Registration Statement on Form S-1

Dear Ladies and Gentlemen:

        We have acted as counsel to iBasis, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,252,916 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), consisting of 4,915,146 shares issuable upon conversion of Warrants (the "Warrants") to purchase shares of the Company's Common Stock and 337,500 shares issuable upon conversion of a certain warrant (the "SVB Warrant") to purchase shares of the Company's Common Stock issued to Silicon Valley Bank (the "Shares"), pursuant to a Registration Statement on Form S-1 (as amended, the "Registration Statement"), initially filed with the Securities and Exchange Commission on December 12, 2003.

        As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        This opinion is limited solely to the General Corporation Law of the State of Delaware, as applied by courts located in Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and upon issuance of the Shares upon exercise of the Warrants or the SVB Warrant, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                      Very truly yours,

                      /s/ Bingham McCutchen LLP

                      BINGHAM McCUTCHEN LLP

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  Exhibit 5.1